                                                                       EXHIBIT 6

                        SENIOR UNSECURED NOTES TERM SHEET

THIS TERM SHEET SHALL NOT BE CONSTRUED AS CREATING ANY OBLIGATIONS ON ANY PARTY WHATSOEVER, AND SHALL NOT BE BINDING ON ANY PARTY UNLESS THE CONDITIONS CONTAINED HEREIN ARE SATISFIED AND THE TERMS OF THE PROPOSED INVESTMENT ARE CONTAINED WITHIN DEFINITIVE DOCUMENTS WHICH ARE NEGOTIATED, EXECUTED AND DELIVERED IN CONNECTION WITH THE CLOSING OF SUCH INVESTMENT.

Issuer: Nobel Learning Communities, Inc., a Delaware corporation (the "Company" or "Issuer").

Purchaser:                             KU Learning, its affiliates and/or
                                       designees ("KU").

Issue:                                 Senior Unsecured Notes (the "Notes").

Amount of Issue:                       Up to $10,000,000.

Amortization:                          Bullet payment at Maturity.

Maturity:                              June 15, 2005.

Interest Rate:                         The Notes will bear interest at a fixed
                                       annual interest rate equal to nine
                                       percent (9%), payable each calendar
                                       quarter in cash in arrears.

Default Rate:                          5% in excess of the applicable rate.

Subordination:                         The Notes will be subordinated in payment
                                       to the Company's indebtedness under its
                                       existing senior credit agreement.
                                       Subordination language satisfactory to
                                       Purchaser will be negotiated with the
                                       Senior Lenders. The Notes will be senior to all other existing and future indebtedness.

Guarantees:                            To be determined based upon Senior Credit
                                       Facility.

Board of Directors:                    Purchaser will have the right elect an
                                       additional board member.

CEO Search Committee:                  Simultaneously with closing, the
                                       additional board member elected by the
                                       Purchaser will be added to the search
                                       committee for a new Chief Executive
                                       Officer.

Documentation:                         Documentation will contain such terms,
                                       conditions, representations, warranties, reporting requirements, covenants, including financial covenants customary for investments of this type, and subordination terms as Purchaser or its affiliates may require.

Affirmative Covenants:                 Usual and customary for facilities of
                                       this size, type and purpose (including,
                                       but not limited to provision of monthly
                                       financials, provision of compliance
                                       certificates, provision of SEC filings
                                       and press releases, notice of litigation, maintenance of insurance, payment of taxes, etc.)

Negative Covenants:                    Usual and customary for facilities of
                                       this size, type and purpose (including,
                                       but not limited to limitations on
                                       permitted indebtedness, permitted
                                       investments, contingent obligations,
                                       restricted junior payments, etc.)

Financial Covenants:                   The financial covenants will be less
                                       restrictive that those contained in the
                                       Company's senior credit agreement.
                                       Appendix A attached hereto sets forth
                                       financial covenants.

Events of Default:                     Customary Events of Default will include
                                       but are not limited to: (i) failure to
                                       pay interest or principal when due and
                                       payable; (ii) failure to comply with the covenants in the securities purchase agreement; (iii) defaults under other agreements; (iv) breaches of representations and warranties; (v) failure to discharge material judgments;
                                       and (vi) bankruptcy or insolvency.

Optional Prepayment:                   The Notes may be prepaid at any time at
                                       par plus accrued interest.


Mandatory Repayment:                   Purchaser will have the right to
                                       repayment upon a Liquidity Event (defined as a liquidation, winding up, change of control, merger or sale of all or substantially all of the assets of the Company). Redemptions under this clause will be at the prices set forth above under the Optional Prepayment clause.

Warrants:                              At the closing of the transaction, the
                                       Purchaser will receive detachable and
                                       freely transferable warrants to acquire
                                       up to 500,000 shares of the Company's
                                       common stock. The total number of shares will be proportionately reduced if the final aggregate Amount of Issue of the Notes is less than $10,000,000. The
                                       Warrants will have an exercise price of
                                       $5.00 per share and will include a
                                       cashless exercise feature. The Purchaser will receive demand and unlimited piggyback registration rights and anti-dilution provisions satisfactory to
                                       Purchaser.

Assignment/Transfer of Notes:          The Purchaser may syndicate, assign or
                                       sell a portion or all of the Notes.

Conditions to Closing:                 Conditions to closing will include,
                                       without limitation, the following:

                                         - The negotiation, execution and
                                           delivery of definitive documentation
                                           with respect to the Notes and the
                                           Warrants (in form and substance
                                           satisfactory to Purchaser);

                                         - The absence of any material adverse
                                           change or disruption in the financial
                                           or capital markets;

                                         - The absence of any change, which
                                           Purchaser deems to be materially
                                           adverse, in respect of the business,
                                           results of operation, condition
                                           (financial or otherwise), value,
                                           prospects, liabilities or assets of
                                           the Company;

Transaction Expenses:                  The Issuer shall reimburse Purchaser for
                                       all expenses related to the financing
                                       (whether or not the financing closes),
                                       including, but not limited to, legal fees and disbursements, and out-of-pocket expenses.

Indemnification:                       The Issuer shall indemnify Purchaser and
                                       each affiliate thereof and each director, officer, employee, agent, partner or representative thereof from and against any and all losses, claims, damages, liabilities or other expenses arising out of or in any way relating to or resulting from the acquisition or the issuance of the Notes.

Governing Law:                         State of California.

                                   Appendix A

                               Financial Covenants

The covenants set forth below for the Notes are significantly less restrictive than those contained in the Company's senior credit agreement.

   ------------------------------------------------------------------------
                             EBIT/ INTEREST EXPENSE
   ------------------------------------------------------------------------
         SR. SECURED COVENANT                     SR. UNSECURED COVENANT
   -------------------------------           ------------------------------
        DATE         NOT LESS THAN               DATE         NOT LESS THAN
   -------------     -------------           -------------    -------------
     9/30/03             1.50x                  9/30/03           1.25x
    12/31/03             1.50x                 12/31/03           1.25x
                                                3/31/04           1.25x
                                                6/30/04           1.25x
                                                9/30/04           1.25x
                                               12/31/04           1.25x
                                                3/31/05           1.25x
                                                6/30/05           1.25x
   ------------------------------------------------------------------------

   ------------------------------------------------------------------------
                               TOTAL DEBT/ EBITDA
   ------------------------------------------------------------------------
         SR. SECURED COVENANT                     SR. UNSECURED COVENANT
   -------------------------------           ------------------------------
        DATE         NOT TO EXCEED               DATE         NOT TO EXCEED
   -------------     -------------           -------------    -------------
     9/30/03             3.25x                  9/30/03           3.75x
    12/31/03             3.00x                 12/31/03           3.50x
                                                3/31/04           3.50x
                                                6/30/04           3.50x
                                                9/30/04           3.50x
                                               12/31/04           3.50x
                                                3/31/05           3.50x
                                                6/30/05           3.50x
   ------------------------------------------------------------------------

   ------------------------------------------------------------------------
                             EBITDAR/ FIXED CHARGES
   ------------------------------------------------------------------------
         SR. SECURED COVENANT                     SR. UNSECURED COVENANT
   -------------------------------           ------------------------------
        DATE         NOT LESS THAN               DATE         NOT LESS THAN
   -------------     -------------           -------------    -------------
     9/30/03             1.05x                  9/30/03           1.00x
    12/31/03             1.05x                 12/31/03           1.00x
                                                3/31/04           1.00x
                                                6/30/04           1.00x
                                                9/30/04           1.00x
                                               12/31/04           1.00x
                                                3/31/05           1.00x
                                                6/30/05           1.00x
   ------------------------------------------------------------------------

   ------------------------------------------------------------------------
                           SENIOR SECURED DEBT/ EBITDA
   ------------------------------------------------------------------------
         SR. SECURED COVENANT                     SR. UNSECURED COVENANT
   -------------------------------           ------------------------------
        DATE         NOT TO EXCEED               DATE         NOT TO EXCEED
   -------------     -------------           -------------    -------------
     9/30/03             2.10x                  9/30/03           2.65x
    12/31/03             1.75x                 12/31/03           2.40x
                                                3/31/04           2.40x
                                                6/30/04           2.40x
                                                9/30/04           2.25x
                                               12/31/04           2.25x
                                                3/31/05           2.25x
                                                6/30/05           2.25x
   ------------------------------------------------------------------------

   ------------------------------------------------------------------------
                             ADJUSTED DEBT/ EBITDAR
   ------------------------------------------------------------------------
         SR. SECURED COVENANT                     SR. UNSECURED COVENANT
   -------------------------------           ------------------------------
        DATE         NOT TO EXCEED               DATE         NOT TO EXCEED
   -------------     -------------           -------------    -------------
     9/30/03             4.75x                  9/30/03           5.70x
    12/31/03             4.75x                 12/31/03           5.45x
                                                3/31/04           5.45x
                                                6/30/04           5.45x
                                                9/30/04           5.25x
                                               12/31/04           5.25x
                                                3/31/05           5.00x
                                                6/30/05           5.00x
   ------------------------------------------------------------------------

   ------------------------------------------------------------------------
                      CAPITAL EXPENDITURES (QUARTER ENDED)
   ------------------------------------------------------------------------
         SR. SECURED COVENANT                     SR. UNSECURED COVENANT
   -------------------------------           ------------------------------
        DATE         NOT TO EXCEED               DATE         NOT TO EXCEED
   -------------     -------------           -------------    -------------
     9/30/03          $2,000,000                9/30/03         $2,300,000
    12/31/03          $1,500,000               12/31/03         $1,725,000
                                                3/31/04         $1,500,000
                                                6/30/04         $1,500,000
                                                9/30/04         $1,500,000
                                               12/31/04         $1,500,000
                                                3/31/05         $1,500,000
                                                6/30/05         $1,500,000
   ------------------------------------------------------------------------


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